Farmer Mac Declares Dividends and Announces Conference Call for First Quarter 2016 Results

WASHINGTON, May 4, 2016 — The board of directors of the Federal Agricultural Mortgage Corporation (Farmer Mac) has declared a second quarter dividend of $0.26 per share for each of Farmer Mac’s three classes of common stock – Class A Voting Common Stock (NYSE: AGM.A), Class B Voting Common Stock (not listed on any exchange), and Class C Non-Voting Common Stock (NYSE: AGM). The quarterly dividend will be payable on June 30, 2016 to holders of record of common stock as of June 15, 2016.

Farmer Mac’s board of directors has also declared a dividend on each of Farmer Mac’s three classes of preferred stock. The quarterly dividend of $0.3672 per share of 5.875% Non-Cumulative Preferred Stock, Series A (NYSE: AGM.PR.A), $0.4297 per share of 6.875% Non-Cumulative Preferred Stock, Series B (NYSE: AGM.PR.B), and $0.375 per share of 6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (NYSE: AGM.PR.C), is for the period from but not including April 17, 2016 to and including July 17, 2016. The preferred stock dividends will be payable on July 17, 2016 to holders of record of preferred stock as of July 5, 2016.

Additionally, Farmer Mac announced today that it will release its financial results for the fiscal quarter ending March 31, 2016, on Tuesday, May 10, 2016, prior to the opening of equity markets. A conference call to discuss the results will be held that day at 11:00 a.m. eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for conference chairman Tim Buzby. This call can be heard live and will also be available for replay on Farmer Mac’s website at the link noted above following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities.  Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

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